Exhibit 99.1

FOR IMMEDIATE RELEASE

Supernus to Present at Two Investor Conferences in September 2012

Rockville, MD, August 29, 2012 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced that the company’s management will present an overview of the company at the following investor conferences in September:

Stifel Nicolaus 2012 Healthcare Conference

Location: Four Seasons Hotel, Boston, MA

Presentation date: Thursday September 6, 2012

Presentation time:  8:00 a.m. ET

Webcast:  http://www.veracast.com/webcasts/stifel/healthcare2012/53201699.cfm

Rodman & Renshaw Annual Global Investment Conference

Location: The Waldorf Astoria, New York, NY

Presentation date: Monday September 10, 2012

Presentation time:  3:40 p.m. ET

Webcast:  http://wsw.com/webcast/rrshq22/supn

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The company is developing several product candidates in neurology and psychiatry to address large market opportunities in epilepsy and ADHD including ADHD patients with impulsive aggression. These product candidates include Trokendi™ XR (extended-release topiramate), formerly known as SPN-538, and SPN-804 (extended-release oxcarbazepine) for epilepsy, SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack Khattar, President & CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591